COWEN ANNOUNCES FINANCIAL RESULTS FOR FIRST QUARTER 2022

•Reports 1Q22 GAAP Net Income to common stockholders for diluted earnings per share of $33.4 million, or $1.05 per diluted share
•Economic Operating Income of $42.8 million, or $1.35 per diluted share (Non-GAAP)
•Declared quarterly cash dividend of $0.12 per share, repurchased $24.1 million of stock in 1Q22
•Earnings call today at 9am ET. Dial-in: 855-760-0961 or 631-485-4850 Passcode: 5360168

NEW YORK - April 29, 2022 - Cowen Inc. (NASDAQ: COWN) (“Cowen” or “the Company”) today announced its operating results for the first quarter ended March 31, 2022.

Jeffrey M. Solomon, Chair and Chief Executive Officer of Cowen, said, "The breadth and strength of Cowen's business were on full display in the first quarter, as our team outperformed and delivered for clients despite challenging market conditions. We are confident that the strategic decisions and focused investments we have made over the last several years will enable us to continue generating consistent profitability throughout the economic cycle."
First Quarter 2022 Financial Summary

	Operating Results (GAAP)			Economic Operating Income (Non-GAAP)
	Three Months Ended March 31,			Three Months Ended March 31,
($ in millions, except per share information)	2022	2021	Δ %	2022	2021	Δ %

Revenue/Economic Proceeds (Non-GAAP)	$410.6	$747.5	(45)%	$331.6	$687.4	(52)%
Net income (loss) attributable to common stockholders for diluted earnings per share/Economic Operating Income (Non-GAAP)	$33.4	$145.8	(77)%	$42.8	$145.6	(71)%
Earnings (loss) per common share (diluted)	$1.05	$4.34	(76)%	$1.35	$4.34	(69)%

Note: Throughout this press release the Company presents non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). A reconciliation of these non-GAAP measures appears under the section, "Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures."

First Quarter 2022 Operating Financial Highlights

•Outstanding Markets revenues driven by share gains:
–Brokerage Economic Proceeds of $3.19 million/trading day in 1Q'22, the second-highest quarter on record
–Average daily revenues up 18% versus 4Q'21 and up 10% versus FY'21
–Strong growth in cash trading, non-US execution and derivatives
–Launched Cowen Digital LLC, a division offering full-service digital asset trade and custody solutions

•Solid Investment Banking performance:
–M&A and Capital Markets Advisory activity partially offset market-wide weakness in equity issuance
–Sector diversification continues, with strong contributions from industrials, technology and verticalized software, data & analytics

•Growth in Assets Under Management
–As of March 31, 2022, the Company had assets under management of $15.6 billion, up 11%, or $1.6 billion from March 31, 2021
–Management fees economic proceeds were $20.7 million in 1Q'22, the second highest quarter since 2008

•Invested Capital:
–As of March 31, 2022, the Company had invested capital in Op Co totaling $723.2 million, down from $734.8 million as of December 31, 2021
–As of March 31, 2022, the Company had invested capital in Asset Co totaling $119.6 million, down from $121.2 million as of December 31, 2021
–The largest Asset Co investments are the investment in Italian wireless broadband provider Linkem S.p.A ($77.0 million excluding carried interest) and private equity funds Formation8/Eclipse ($30.5 million)

Capital Optimization Update
In the first quarter of 2022, the Company repurchased $24.1 million of its common stock, or 798,302 shares, at an average price of $30.24 per share under the Company's existing share repurchase program. Outside the share repurchase program, the Company acquired approximately $12.3 million of stock as a result of net share settlements relating to the vesting of equity awards, or 374,149 shares, at an average price of $32.83 per share. Approximately $32.0 million is currently available for repurchase under the program.
During the first quarter of 2022, the Company recognized an unrealized gain of $18 million, or $0.42 per diluted share after taxes, on an interest rate swap which was used to offset interest on floating-rate debt. The Company was able to realize this gain in April 2022.
Quarterly Cash Dividend
On April 21, 2022, the Board of Directors declared a cash dividend of $0.12 per common share. The dividend will be payable on June 15, 2022, to stockholders of record on June 1, 2022.
Select Balance Sheet Data

(Amounts in millions, except per share information)
	March 31, 2022	December 31, 2021
Common equity (CE)	$1,035.1	$1,015.9

Book value per share (CE/CSO)	$37.49	$36.57

Common shares outstanding (CSO)	27.6	27.8

Note: Common Equity (CE) is equivalent to Cowen Inc. stockholders’ equity.

Cowen Inc.
US GAAP Preliminary Unaudited Condensed Consolidated Statements of Operations
(Dollar and share amounts in thousands, except per share data)

	Three Months Ended
	March 31
	2022	2021
Revenue
Investment banking	$101,542	$304,834
Brokerage	168,738	173,737
Investment income (loss)
Securities principal transactions, net	91,252	63,965
Portfolio fund principal transactions, net	(6,098)	15,403
Carried interest allocations	(17,067)	96,769
Total investment income (loss)	68,087	176,137
Management fees	16,769	25,742
Incentive income	633	2,258
Interest and dividends	46,335	59,388
Insurance and reinsurance premiums	11,321	7,117
Other revenues, net	(949)	1,660
Consolidated Funds revenues	(1,884)	(3,347)
Total revenue	410,592	747,526
Interest and dividends expense	46,524	57,641
Total net revenue	364,068	689,885
Expenses
Employee compensation and benefits	187,178	388,196
Insurance and reinsurance claims, commissions and amortization of deferred acquisition costs	7,343	6,455
Operating, general, administrative and other expenses	100,801	96,077
Depreciation and amortization expense	7,185	4,354
Consolidated Funds expenses	105	271
Total expenses	302,612	495,353
Other income (loss)
Net (losses) gains on other investments	5,580	12,645
Bargain purchase gain, net of tax	—	3,855
Gain/(loss) on debt extinguishment	—	(4,538)
Total other income (loss)	5,580	11,962
Income (loss) before income taxes	67,036	206,494
Income tax expense/(benefit)	11,889	54,428
Net income (loss)	55,147	152,066
Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and funds	20,131	4,562
Net income (loss) attributable to Cowen Inc.	35,016	147,504
Less: Preferred stock dividends	1,698	1,698
Net income (loss) attributable to Cowen Inc. common stockholders	$33,318	$145,806

Earnings (loss) per share:
Basic	$1.17	$5.33
Diluted	$1.05	$4.34

Weighted average shares used in per share data:
Basic	28,386	27,359
Diluted	31,772	33,565

U.S. GAAP Financial Measures

First quarter 2022 revenue was $410.6 million versus $747.5 million in the first quarter of 2021. The year-over-year decrease was due primarily to reduced investment banking activity and lower investment income.

First quarter 2022 investment banking revenues decreased $203.3 million to $101.5 million. During the quarter, the Company completed 6 underwriting transactions, 19 strategic advisory transactions and 8 debt capital markets transactions.

First quarter 2022 brokerage revenues decreased $5.0 million to $168.7 million. The decrease was attributable to a modest decrease in institutional brokerage activity.

First quarter 2022 investment income decreased $108.1 million to $68.1 million. The year-over-year decrease was primarily due to portfolio fund investment losses and negative carried interest allocations related to public positions in the healthcare and sustainability strategies.

First quarter 2022 employee compensation and benefits expenses were $187.2 million, a decrease of $201.0 million from the prior-year period. The decrease is primarily due to $336.9 million lower total revenues, resulting in a reduced compensation and benefits accrual.

First quarter 2022 total expenses were $302.6 million, a decrease of $192.7 million from the prior-year period. The decrease was primarily due to the reduced compensation and benefits accrual.

First quarter 2022 income tax expense was $11.9 million compared to $54.4 million income tax expense in the prior-year quarter. The decrease was primarily due to the year-over-year decrease in the Company’s income before income taxes.

First quarter 2022 net income attributable to common stockholders was $33.3 million compared to $145.8 million in the first quarter of 2021.

Non-GAAP Financial Measures
Throughout this press release, the Company presents supplemental financial measures that are not prepared in accordance with US GAAP. These non-GAAP financial measures include (i) Pre-tax Economic Income (Loss) (ii) Economic Income (Loss), (iii) Economic Operating Income (Loss), (iv) Economic Proceeds and related components, (v) Net Economic Proceeds and related components, (vi) Economic Expenses and related components and (vii) related per share measures. The Company believes that these non-GAAP financial measures, viewed in addition to, and not in lieu of, the Company’s reported US GAAP results, provide useful information to investors and analysts regarding its performance and overall results of operations as it presents investors and analysts with a supplemental operating view of the Company’s financials to help better inform their analysis of the Company’s performance.
These Non-GAAP financial measures are an integral part of the Company’s internal reporting to measure the performance of its business segments, allocate capital and other strategic decisions as well as assess the overall effectiveness of senior management. The Company believes that presenting these non-GAAP measures may provide expanded transparency into the Company’s business operations, growth opportunities and expense allocation decisions.
The Company’s primary non-GAAP financial measures of profit or loss are Pre-tax Economic Income (Loss), Economic Income (Loss) and Economic Operating Income (Loss). Pre-tax Economic Income (Loss) is a pre-tax measure which (i) includes management reclassifications which the Company believes provides additional insight on the performance of the Company’s core businesses and divisions; (ii) eliminates the impact of consolidation for Consolidated Funds; and excludes (iii) goodwill and intangible impairment, (iv) certain other transaction-related adjustments and/or reorganization expenses, as well as (v) certain costs associated with debt. Economic Income (Loss) is a similar measure, but after tax, which includes the Company’s income tax expense or benefit calculated on Pre-tax Economic Income (Loss) once all currently available net operating losses have been utilized (this occurred during tax year 2020) and is presented after preferred stock dividends. Economic Operating Income (Loss) is a similar measure to Economic Income (Loss), but before depreciation and amortization expenses. The Company believes that these non-GAAP financial measures provide analysts and investors transparency into the measures of profit and loss management uses to evaluate the financial performance of and make operating decisions for the segments including determining appropriate compensation levels. Additionally, the measures provide investors and analysts with additional insight into the activities of the Company’s core businesses, taking into account, among other things, the impact of minority investment stakes, securities borrowing and lending activities and expenses from investment banking activities on US GAAP reported results. The Company presents Pre-tax Economic Income (Loss) in addition to Economic Income (Loss) and Economic Operating Income (Loss) to provide insight to investors and analysts on how the Company manages its tax position over time.
In addition to Pre-tax Economic Income (Loss), Economic Income (Loss) and Economic Operating Income (Loss), the Company also presents Economic Proceeds, Net Economic Proceeds, Economic Expenses, as well as their related components. These measures include management reclassifications and the elimination of the impact of the consolidation for Consolidated funds as described above. These adjustments are meant to provide comparability to our peers as well as to provide investors and analysts with transparency into how the Company manages its operating businesses and how analysts and investors review and analyze the Company’s and its peers’ similar lines of businesses. For example, among others, within the Company’s Op Co business segment, investors and analysts typically review and analyze the performance of investment banking revenues net of underwriting expenses and excluding the impact of reimbursable expenses. Additionally, the performance of the Company’s Markets business is typically analyzed as a unit incorporating commissions, interest from securities financing transactions and gains and losses from proprietary and facilitation trading. The Company’s investment management business performance is analyzed and reviewed by investors and analysts through investment income, incentive income and management fees. The presentation of Economic Proceeds, Net Economic Proceeds, Economic Expenses as well as their related components align with these and other examples of how the Company’s business activities and performance are reviewed by analysts and investors in addition to providing simplification related to legacy businesses and investments for which the Company maintains long-term monetization strategies. Additionally, the Company manages its operating businesses to an Economic Compensation-to-Proceeds ratio. Presentation of Economic Compensation Expense and Economic Proceeds provides transparency in addition to the Company’s US GAAP Compensation Expense.
Reconciliations to comparable US GAAP measures are presented along with the Company’s Non-GAAP financial measures. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other public companies and are not identical to corresponding measures used in our various agreements or public filings.
These Non-GAAP measures should not be considered in isolation or as a substitute for revenue, expenses, income (loss) before income taxes, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with US GAAP. As a result of the adjustments made to arrive at these Non-GAAP measures described below, these Non-GAAP measures have limitations in that they do not take into account certain items included or excluded under US GAAP, including its consolidated funds.

First Quarter 2022 Non-GAAP Financial Review

Economic Proceeds

	Three Months Ended
	March 31, 2022			March 31, 2021
(Dollar amounts in thousands)	Op Co	Asset Co	Total	Op Co	Asset Co	Total
Economic Proceeds
Investment banking	$98,697	$—	$98,697	$293,488	$—	$293,488
Brokerage	197,856	(62)	197,794	221,848	—	221,848
Management fees	20,440	266	20,706	26,884	316	27,200
Incentive income	(12,797)	(215)	(13,012)	109,925	(1,214)	108,711
Investment income (loss)	22,226	1,407	23,633	31,918	3,090	35,008
Other economic proceeds	3,819	1	3,820	1,164	(1)	1,163
Total: Economic Proceeds	330,241	1,397	331,638	685,227	2,191	687,418
Economic Interest Expense / (Income)	(8,509)	(1,417)	(9,926)	5,943	1,090	7,033
Net Economic Proceeds	$338,750	$2,814	$341,564	$679,284	$1,101	$680,385

Economic Proceeds were $331.6 million versus $687.4 million in the first quarter of 2021, a decrease of 52%.

Investment Banking Economic Proceeds were $98.7 million, down 66% from the prior-year period. The decrease was due primarily to reduced equity underwriting activity.

Brokerage Economic Proceeds of $197.8 million were 11% lower versus the prior-year period, as overall market-wide trading volumes declined 12% in the same period. The decrease was due in part to lower special situations and electronic trading, partially offset by higher cash trading, non-US execution and derivatives trading.

Management Fees Economic Proceeds declined 24% year-over-year to $20.7 million, despite an 11% increase in assets under management. The decrease was primarily related to management fees earned from new investors in the sustainability strategy in the first quarter of 2021, offset partially by an increase in management fees in the healthcare strategy.

Incentive Income Economic Proceeds were a loss of $13.0 million in the first quarter of 2022 versus proceeds of $108.7 million in the prior-year period. The decline was primarily due to a decrease in performance fees in our healthcare investments and sustainability strategies.

Investment Income Economic Proceeds were $23.6 million versus proceeds of $35.0 million in the prior-year period, a decrease of 32%. The decrease is due primarily to a decrease in value of investments in the healthcare strategy and the merchant banking portfolio, partially offset by an increase in the value of Cowen's strategic investment in the digital asset infrastructure company Polysign.

Economic Interest Expense (Income). In the first quarter of 2022 Cowen realized $9.9 million in the first quarter of 2022 versus an expense of $7.0 in the prior-year period. First quarter 2022 interest expense included a $18 million gain from a mark-to-market adjustment on an interest rate swap used to offset interest on floating-rate debt.

First Quarter 2022 Non-GAAP Financial Review (continued)
Economic Expenses

	Three Months Ended
	March 31, 2022			March 31, 2021
(Dollar amounts in thousands)	Op Co	Asset Co	Total	Op Co	Asset Co	Total
Economic Expenses
Compensation & Benefits	$186,424	$951	$187,375	$385,578	$2,819	$388,397
Non-Compensation Expenses	93,792	6	93,798	89,415	(79)	89,336
Depreciation & Amortization	7,179	6	7,185	4,349	5	4,354
Non-Controlling Interest	1,013	—	1,013	1,467	—	1,467
Total: Economic Expenses	$288,408	$963	$289,371	$480,809	$2,745	$483,554

Economic Compensation Expenses were $187.4 million compared to $388.4 million in the first quarter of 2022. The economic compensation-to-proceeds ratio was 56.5%, unchanged year-over-year and within the annual guidance range of 56% to 57%.

Economic Fixed Non-Compensation Expenses First quarter 2022 fixed non-compensation expenses were up $5.3 million from the prior-year period at $40.9 million. The year-over-year increase is related to an increase in communications costs and service fees due in part to onboarding new employees and higher costs from return-to-office activities.

Economic Variable Non-Compensation Expenses were $52.9 million, down from $53.7 million in the first quarter of 2021, as lower trading costs from reduced markets activity offset increased client event and entertainment costs. The fixed non-compensation-to-economic-proceeds ratio rose from 5.2% in 1Q'21 to 12.3% in 1Q'22 and the variable non-compensation-to-proceeds ratio rose from 7.8% in 1Q'21 to 16.0% in 1Q'22.

Economic Depreciation and Amortization Expenses were $7.2 million compared to $4.4 million in the first quarter of 2021. The year-over-year increase is due primarily to expenses associated with two acquisitions in 2021.
Economic Income and Economic Operating Income

	Three Months Ended
	March 31, 2022			March 31, 2021
(Dollar amounts in thousands)	Op Co	Asset Co	Total	Op Co	Asset Co	Total
Pre-tax Economic Income (Loss)	$50,342	$1,851	$52,193	$198,475	$(1,644)	$196,831
Economic income tax expense	12,585	463	13,048	53,191	(440)	52,751
Preferred stock dividends	1,460	238	1,698	1,426	272	1,698
Economic Income (Loss)	36,297	1,150	37,447	143,858	(1,476)	142,382
Add back: Depreciation and amortization expense, net of taxes	5,385	5	5,390	3,183	3	3,186
Economic Operating Income (Loss)	$41,682	$1,155	$42,837	$147,041	$(1,473)	$145,568

Economic Income per diluted share	$1.14	$0.04	$1.18	$4.29	$(0.04)	$4.24
Economic Operating Income per diluted share	$1.31	$0.04	$1.35	$4.38	$(0.04)	$4.34

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures
The following tables reconciles total US GAAP Revenues and Other Income (Loss) to total Economic Proceeds for the three months ended March 31, 2022 and 2021:

For the three months ended March 31, 2022 (Dollar amounts in thousands)		Investment Banking	Brokerage	Investment Income	Management Fees	Incentive Income	Interest and Dividends	Reinsurance Premiums	Other Revenues, net	Consolidated Funds Revenues	Other Income (Loss)	Total
Total US GAAP Revenues and Other Income (Loss)		$101,542	$168,738	$68,087	$16,769	$633	$46,335	$11,321	$(949)	$(1,884)	$5,580	$416,172
Management Presentation Reclassifications:
Underwriting expenses	a	(259)	—	—	—	—	—	—	—	—	—	(259)
Reimbursable client expenses	b	(2,586)	—	—	—	—	—	—	(311)	—	—	(2,897)
Securities financing interest expense	c	—	(1,247)	—	—	—	(29,805)	—	—	—	—	(31,052)
Fund start-up costs, distribution and other fees	d	—	—	—	(371)	—	—	—	(678)	—	—	(1,049)
Certain equity method investments	e	—	—	—	4,256	3,592	—	—	—	—	(5,756)	2,092
Carried interest	f	—	—	17,067	—	(16,900)	—	—	—	—	—	167
Proprietary trading gains and losses	g	—	8,818	(62,084)	—	(337)	(5,882)	—	1,780	—	16,157	(41,548)
Insurance related activities expenses	h	—	—	—	—	—	—	(11,321)	3,978	—	—	(7,343)
Facilitation trading gains and losses	i	—	21,485	1,877	—	—	(10,648)	—	—	—	(15,981)	(3,267)
Total Management Presentation Reclassifications:		(2,845)	29,056	(43,140)	3,885	(13,645)	(46,335)	(11,321)	4,769	—	(5,580)	(85,156)
Fund Consolidated Reclassifications	l	—	—	(1,314)	52	—	—	—	—	1,884	—	622
Total Economic Proceeds		$98,697	$197,794	$23,633	$20,706	$(13,012)	$—	$—	$3,820	$—	$—	$331,638

For the three months ended March 31, 2021 (Dollar amounts in thousands)		Investment Banking	Brokerage	Investment Income	Management Fees	Incentive Income	Interest and Dividends	Reinsurance Premiums	Other Revenues, net	Consolidated Funds Revenues	Other Income (Loss)	Total
Total US GAAP Revenues and Other Income (Loss)		$304,834	$173,737	$176,137	$25,742	$2,258	$59,388	$7,117	$1,660	$(3,347)	$11,962	$759,488
Management Presentation Reclassifications:
Underwriting expenses	a	(6,915)	—	—	—	—	—	—	—	—	—	(6,915)
Reimbursable client expenses	b	(4,431)	—	—	—	—	—	—	(288)	—	—	(4,719)
Securities financing interest expense	c	—	1,435	—	—	—	(41,801)	—	—	—	—	(40,366)
Fund start-up costs, distribution and other fees	d	—	(157)	—	(4,074)	—	—	—	(637)	—	—	(4,868)
Certain equity method investments	e	—	—	—	3,480	9,643	—	—	—	—	(10,830)	2,293
Carried interest	f	—	—	(96,769)	—	97,039	—	—	—	—	—	270
Proprietary trading gains and losses	g	—	16,100	(32,726)	—	(326)	(4,096)	—	(234)	—	11,153	(10,129)
Insurance related activities expenses	h	—	—	—	—	—	—	(7,117)	662	—	—	(6,455)
Facilitation trading gains and losses	i	—	30,733	(8,967)	—	—	(13,491)	—	—	—	(12,968)	(4,693)
Total Management Presentation Reclassifications:		(11,346)	48,111	(138,462)	(594)	106,356	(59,388)	(7,117)	(497)	—	(12,645)	(75,582)
Fund Consolidated Reclassifications	l	—	—	(2,667)	2,052	97	—	—	—	3,347	—	2,829
Income Statement Adjustments
Acquisition related amounts	n	—	—	—	—	—	—	—	—	—	(3,855)	(3,855)
Debt extinguishment	p	—	—	—	—	—	—	—	—	—	4,538	4,538
Total Economic Proceeds		$293,488	$221,848	$35,008	$27,200	$108,711	$—	$—	$1,163	$—	$—	$687,418

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)
The following table reconciles total US GAAP interest and dividends expense to total Economic Interest Expense for the three months ended March 31, 2022 and 2021:

		Three Months Ended March 31,
(Dollar amounts in thousands)		2022	2021
Total US GAAP Interest & Dividend Expense		$46,524	$57,641
Management Presentation Reclassifications:
Securities financing interest expense	c	(31,052)	(40,366)
Fund start-up costs, distribution and other fees	d	(895)	(538)
Proprietary trading gains and losses	g	(21,161)	(4,235)
Facilitation trading gains and losses	i	(3,267)	(4,693)
Total Management Presentation Reclassifications:		(56,375)	(49,832)
Income Statement Adjustments:
Amortization of discount/(premium) on debt	m	(75)	(776)
Total Income Statement Adjustments:		(75)	(776)
Total Economic Interest Expense / (Income)		$(9,926)	$7,033
The following tables reconcile total US GAAP Expenses and non-controlling interests to total Economic Expenses for the three months ended March 31, 2022 and 2021:

		Three Months Ended March 31, 2022				Three Months Ended March 31, 2021
(Dollar amounts in thousands)		Employee Compensation and Benefits	Non-compensation US GAAP Expenses (including Depreciation and Amortization)	Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	Total	Employee Compensation and Benefits	Non-compensation US GAAP Expenses (including Depreciation and Amortization)	Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	Total
Total US GAAP		$187,178	$115,434	$20,131	$322,743	$388,196	$107,157	$4,562	$499,915
Management Presentation Reclassifications:
Underwriting expenses	a	—	(259)	—	(259)	—	(6,915)	—	(6,915)
Reimbursable client expenses	b	—	(2,897)	—	(2,897)	—	(4,719)	—	(4,719)
Fund start-up costs, distribution and other fees	d	—	(154)	—	(154)	—	(4,330)	—	(4,330)
Certain equity method investments	e	—	2,092	—	2,092	—	2,293	—	2,293
Carried interest	f	—	167	—	167	—	270	—	270
Proprietary trading gains and losses	g	—	471	(20,858)	(20,387)	—	1,768	(7,662)	(5,894)
Insurance related activities expenses	h	—	(7,343)	—	(7,343)	—	(6,455)	—	(6,455)
Associated partner/banker compensation	j	546	(546)	—	—	548	(548)	—	—
Management company non-Controlling interest	k	(349)	(664)	1,013	—	(347)	(1,120)	1,467	—
Total Management Presentation Reclassifications:		197	(9,133)	(19,845)	(28,781)	201	(19,756)	(6,195)	(25,750)
Fund Consolidated Reclassifications	l	—	(105)	727	622	—	(271)	3,100	2,829
Income Statement Adjustments:
Acquisition related amounts	n	—	(80)	—	(80)	—	(238)	—	(238)
Contingent liability adjustments	n	—	(5,133)	—	(5,133)	—	6,798	—	6,798
Total Income Statement Adjustments:		—	(5,213)	—	(5,213)	—	6,560	—	6,560
Total Economic Expenses		$187,375	$100,983	$1,013	$289,371	$388,397	$93,690	$1,467	$483,554

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)
The following table reconciles US GAAP Net Income (loss) Attributable to Cowen Inc. Common Stockholders to Pre-tax Economic Income (Loss), Economic Income (loss) and Economic Operating Income (loss):

		Three Months Ended March 31,
(Dollar amounts in thousands)		2022	2021

US GAAP Net income (loss) attributable to Cowen Inc. common stockholders		$33,318	$145,806
Income Statement Adjustments:
US GAAP Income tax expense (benefit)	o	11,889	54,428
Amortization of discount (premium) on debt	m	75	776
Debt extinguishment gain (loss) and/or accelerated debt costs	p	—	4,538
Bargain purchase gain	n	—	(3,855)
Contingent liability adjustments	n	5,133	(6,798)
Acquisition related amounts	n	80	238
Preferred stock dividends	q	1,698	1,698
Pre-tax Economic Income (Loss)		52,193	196,831
Economic income tax expense		(13,048)	(52,751)
Preferred stock dividends		(1,698)	(1,698)
Economic Income (Loss)		37,447	142,382
Add back: Depreciation and amortization expense, net of taxes		5,390	3,186
Economic Operating Income (Loss)		$42,837	$145,568
The following table reconciles US GAAP Net Income (loss) Attributable to Cowen Inc. Common Stockholders Earnings Per Common Share (Diluted) to Pre-tax Economic Income (loss) Per Common Share (Diluted), Economic Income (loss) Per Common Share (Diluted) and Economic Operating Income (loss) Per Common Share (Diluted):

		Three Months Ended March 31,
(Dollars per share)		2022	2021

US GAAP Net income (loss) attributable to Cowen Inc. common stockholders		$1.05	$4.34
Income Statement Adjustments:
US GAAP Income tax expense (benefit)	o	0.37	1.62
Amortization of discount (premium) on debt	m	—	0.02
Debt extinguishment gain (loss) and accelerated debt costs	p	—	0.14
Bargain purchase gain	n	—	(0.11)
Contingent liability adjustments	n	0.16	(0.21)
Acquisition related amounts	n	—	0.01
Preferred stock dividends	q	0.05	0.05
Pre-tax Economic Income (Loss) per common share (diluted)		1.64	5.86
Economic income tax expense		(0.41)	(1.57)
Preferred stock dividends		(0.05)	(0.05)
Economic income (Loss) per common share (diluted)		1.18	4.24
Add back: Depreciation and amortization expense, net of taxes		0.17	0.10
Economic Operating Income (Loss) per common share (diluted)		$1.35	$4.34
Note: Amounts may not add due to rounding.

Adjustments made to US GAAP Net Income (Loss) to arrive at Economic Operating Income (Loss)

Management Reclassifications
Management reclassification adjustments and fund consolidation reclassification adjustments have no effect on Economic Operating Income (Loss). These adjustments are reclassifications to change the location of certain line items.
a	Underwriting expenses: Economic Proceeds presents investment banking revenues net of underwriting expenses.
b	Reimbursable client expenses: Economic Proceeds presents expenses reimbursed from clients and affiliates within their respective expense category but is included as a part of revenues under US GAAP.
c	Securities financing interest expense: Brokerage within Economic Proceeds included net securities borrowed and securities loaned activities which are shown gross in interest income and interest expense for US GAAP.
d	Fund start-up costs, distribution and other fees: Economic Proceeds and Economic Interest Expense are net of fund start-up costs and distribution fees paid to agents and other debt service costs.
e	Certain equity method investments: Economic Proceeds and Economic Expenses recognize the Company's proportionate share of management and incentive fees and associated share of expenses on a gross basis for equity method investments within the activist business, real estate operating entities and the healthcare royalty business. The Company applies the equity method of accounting to these entities and accordingly the results from these businesses are recorded within Other Income (Loss) for US GAAP.
f	Carried interest: The Company applies an equity ownership model to carried interest which is recorded in Investment income - Carried interest allocation for US GAAP. The Company presents carried interest as Incentive Income Economic Proceeds.
g	Proprietary trading, interest and dividends: Economic Proceeds presents interest and dividends from the Company's proprietary trading in investment income.
h	Insurance related activities expenses: Economic Proceeds presents underwriting income from the Company's insurance and reinsurance related activities, net of expenses, within other revenue. The costs are recorded within expenses for US GAAP reporting.
i	Facilitation trading gains and losses: Economic Brokerage Proceeds presents gains and losses on investments held as part of the Company's facilitation and trading business within brokerage revenues as these investments are directly related to the markets business activities while these are presented in Investment income - Securities principal transactions, net for US GAAP reporting.
j	Associated partner/banker compensation reclassification: Economic Compensation Expense presents certain payments to associated banking partners as compensation rather than non-compensation expenses.
k	Management company non-controlling interest: Economic Expenses non-controlling interest represents only operating entities that are not wholly owned by the Company. The Company also presents non-controlling interests within total expenses for Economic Income (Loss).
Fund Consolidation Reclassifications
l	The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income (Loss). Adjustments to reconcile to US GAAP Net Income (Loss) included elimination of incentive income and management fees earned from the Consolidated Funds and addition of investment fund expenses excluding management fees paid, investment fund revenues and investment income (loss).
Income Statement Adjustments
m	Pre-tax Economic Income (Loss) excludes the amortization of discount (premium) on debt.
n	Pre-tax Economic Income (Loss) excludes acquisition related adjustments (including bargain purchase gain and contingent liability adjustments).
o	Pre-tax Economic Income (Loss) excludes US GAAP income taxes.
p	Pre-tax Economic Income (Loss) excludes gain/(loss) on debt extinguishment and accelerated debt costs.
q	Pre-tax Economic income (Loss) excludes preferred stock dividends.

Earnings Conference Call

Management will hold a conference call today, April 29, 2022, at 9:00 am ET to discuss these results and provide an update on business conditions.

Chair and Chief Executive Officer Jeffrey M. Solomon and Chief Financial Officer Stephen A. Lasota will host the presentation, followed by a question and answer period.

U.S. dial in: (855) 760-0961
International dial-in: (631) 485-4850
Passcode: 5360168

Please call the conference telephone number at least 15 minutes prior to the start time.

The call can also be accessed through live audio webcast via this direct link:                     https://edge.media-server.com/mmc/p/orfyyzem

A replay of the call will be available for one week beginning at 12:00 pm ET on April 29, 2022 on the Company’s website at investor.cowen.com/investor-calls or via the following numbers:

U.S. replay dial-in: (855) 859-2056
International replay dial-in: (404) 537-3406
Replay ID: 5360168

Cowen Investor Day

Management will host an Investor Day on Thursday, May 19, 2022, at 3:00 pm ET to provide additional details about the Company's operations and its future growth prospects. Registration for the live webcast of the Investor Day is available via this link: https://investor.cowen.com/events/event-details/cowen-investor-day

About Cowen Inc.
Cowen Inc. (“Cowen” or the “Company”) is a diversified financial services firm that provides investment banking, research, sales and trading, prime brokerage, outsourced trading, global clearing, and commission management services. Cowen also has an investment management division which offers actively managed alternative investment products. Founded in 1918, the Company is headquartered in New York and has offices worldwide. Learn more at Cowen.com

Investor Relations Contact:
JT Farley
(646) 562-1056
james.farley@cowen.com
Source: Cowen Inc.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. As a result of the spread of COVID-19, economic uncertainties have arisen that have the potential in future periods to negatively impact the Company’s business, financial condition, results of operation, cash flows, strategies and prospects. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and impact on our clients, employees, vendors and the markets in which we operate our businesses, all of which are uncertain and cannot be reasonably estimated at this time. The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.